EXHIBIT 99.1
NEWS RELEASE

Contact:	Jack Eversull The Eversull Group 972-991-1672 972-991-7359 (fax)

E-mail:	jack@theeversullgroup.com
Web Site:	www.atsi.net

ATSI Revenues Up 188%
- Company Achieves Positive EBITDA and Operating Income -

San Antonio, Texas - August 9, 2006 - ATSI Communications, Inc. (OTC BB: ATSX) announced today that the Company’s revenues for the three months ended July 31, 2006 reached $5,330,000. The Company also reported that it achieved positive EBITDA and operating income results for the 4th quarter ended July 31, 2006.

The Company expects to report its 8th consecutive quarter of record revenues that increased 188% over the previous fiscal year’s 4th quarter ended July 31, 2005 and exceeded the immediately preceding quarter ended April 30, 2006 by $1.2 million. A highlight for the quarter included record monthly revenues in July that surpassed $2 million. Complete financial results for the 4th quarter and FY2006 will be announced along with the Company’s filing of its annual report on form 10KSB with the Securities and Exchange Commission. The Company expects a timely filing of its 10KSB to occur by the end of October 2006.

ATSI President and CEO, Arthur L. Smith stated, “Our international focus and global diversification strategy is paying off. Demand for our product has increased as traditional carriers migrate towards VoIP and emerging VoIP service providers seek reliable worldwide routes. I commend our sales and operations team for continuing to exceed expectations in our core VoIP business by selling and processing a record volume of 86 million minutes of use (“MOU”) during the quarter. Management’s continued commitment to profitable revenue growth combined with rigorous expense controls resulted in achieving our goal of producing positive EBITDA and operating profits before year-end.”

ATSI Communications, Inc. operates through its two wholly owned subsidiaries, Digerati Networks, Inc. and Telefamilia Communications, Inc. Digerati Networks, Inc. is a premier global VoIP carrier serving rapidly expanding markets in Asia, Europe, the Middle East, and Latin America, with an emphasis on Mexico. Through Digerati’s partnerships with established foreign carriers and network operators, interconnection and service agreements, and a NexTone powered VoIP network, ATSI believes it has clear advantages over its competition. Telefamilia Communications provides specialized retail communication services that includes VoIP services to the high-growth Hispanic market in the United States. ATSI also owns a minority interest of a subsidiary in Mexico, ATSI Comunicaciones, S.A. de C.V., which operates under a 30-year government issued telecommunications license.

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have identified forward-looking statements by using words such as "expect," "believe," "should," “may,” “intend,” and “anticipate” or words of similar import. Those statements include, but may not be limited to, all statements regarding our management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. These risks and uncertainties include the assumption that we will continue as a going business; our inability to predict or anticipate changes in regulations or the actions of domestic and foreign governments; and the continued availability of funds in amounts and on acceptable terms. More detailed information about ATSI Communications, Inc. is available in the Company’s public filings with the Securities and Exchange Commission. We believe that the assumptions underlying the forward- looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management.  We assume no obligation to update any forward-looking statements, except as required by law.